                                                                       EXHIBIT 3


    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/21/1997
  971020662 - 2402791
                               STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION

        RAM-Z ENTERPRISES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

        DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the board of Directors of RAM-Z ENTERPRISES, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article I" so that, as amended, said Article shall be and read as follows:

        The name of the corporation is HyperDynamics Corporation.

        SECOND: that thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said RAM-Z ENTERPRISES, INC. has caused this certificate to be signed by GREGORY J. MICEK, an authorized Officer, this 18th day of January, 1997.



                                       By: /s/ GREGORY J. MICEK
                                          ------------------------------------
                                               Gregory J. Micek, President


                                       Attested By: /s/ LEWIS E. BALL
                                                    ---------------------------
                                                       Lewis E. Ball, Secretary
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                                 ACKNOWLEDGMENT
                                 --------------


THE STATE OF TEXAS  Section
                    Section
COUNTY OF HARRIS    Section

        BEFORE ME, the undersigned authority, on this day personally appeared GREGORY J. MICEK, President of RAM-Z ENTERPRISES, INC. known to me to be the person whose name is prescribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity and for the purposes and consideration therein expressed.

        Given under my hand and seal of office on this the 18th day of January, 1997.



                                           /s/ JOHN C. GOSS
                                           ----------------------------------
                                           Notary Public in and for
                                           the State of TEXAS

                                           My Commission Expires: 09-30-2000
                                                                 ------------
                                    ------------------------------------
                                    [NOTARY SEAL]     JOHN C. GOSS
                                                 Notary Public in and
                                                 for the State of Texas
                                                 My Commission Expires
                                                 September 30, 2000
                                    -------------------------------------
THE STATE OF TEXAS   Section
                     Section
COUNTY OF HARRIS     Section


        BEFORE ME, the undersigned authority, on this day personally appeared LEWIS E. BALL, Secretary of RAM-Z ENTERPRISES, INC. known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity and for the purposes and consideration therein expressed.

        Given under my hand and seal of office on this the 18th day of January, 1997.

                                           /s/ JOHN C. GOSS
                                           ----------------------------------
                                           Notary Public in and for
                                           the State of TEXAS

                                           My Commission Expires: 09-30-2000

                                    ------------------------------------------
                                    [NOTARY SEAL]     JOHN C. GOSS
                                                 Notary Public in and
                                                 for the State of Texas
                                                 My Commission Expires
                                                 September 30, 2000
                                    -------------------------------------